EXHIBIT 16

December 10, 2007

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

We have read the statements made by Digital Domain (formerly known as Digital Domain, Inc.) (copy attached), included in the section "Changes in Independent Registered Public Accounting Firm" included in the Registration Statement of Digital Domain on Form S-1, which we understand will be filed with the Securities and Exchange Commission on or about December 10, 2007. We agree with the statements concerning our Firm in such section of the Form S-1.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP